UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2015

RPC, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8726	58-1550825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Buford Highway NE, Suite 520, Atlanta, Georgia 30329

(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (404) 321-2140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On November 3, 2015, RPC, Inc. (“RPC”), a Delaware corporation, provided a Reduction of Commitment Notice (“Notice”) of its election to permanently reduce the aggregate commitments pursuant to Credit Agreement and Amendment No. 1 to Subsidiary Guaranty Agreement and Amendment No. 2, between RPC, Bank of America, N.A., certain other Lenders party thereto, and the Subsidiary Loan Parties party thereto (as amended, the “Credit Agreement”). The Notice is filed as Exhibit 99.1 hereto and incorporated herein by reference.

The Notice reduced the aggregate commitments of the Lenders by $225,000,000, with the remaining maximum aggregate commitments totaling $125,000,000. The reduction will be applied to the commitment of each Lender according to its applicable percentage. All of the other terms remain the same as in the Credit Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Reduction of Commitment Notice, dated November 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, RPC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPC, Inc.

Date: November 6, 2015	/s/ Ben M. Palmer
Ben M. Palmer
Vice President, Chief Financial Officer and Treasurer